RAILCAR LEASE AGREEMENT NO.


     ARKANSAS POWER & LIGHT COMPANY (AP&L) leases to LESSEE and

LESSEE rents from AP&L the equipment listed below or, if

separately scheduled, in the schedule hereto annexed, marked

Schedule "A", and made a part hereof, all of which, together with any replacement parts, additions, repairs and accessories are collectively referred to as "Units".



LESSEE:                       National Car Systems, Inc.

ADDRESS:                      222 West Gregory, #231,
                              Kansas City, MO  64114-1127

PERSON TO CONTACT:            Gary L. Vontz

TELEPHONE NUMBER:             (816) 444-6663

TELECOPY NUMBER:              (816) 444-6663



AP&L:                         Arkansas Power & Light Company
                              c/o Entergy Services, Inc.

ADDRESS:                      P. O. Box 2951
                              Beaumont, Texas  77704

PERSON TO CONTACT:            Roy A. Giangrosso

TELEPHONE NUMBER:             (409) 827-5122

TELECOPY NUMBER:              (409) 827-5292

I.   TERM:  (As defined in Schedule A).

     The LEASE shall commence on the date of acceptance of such

Units by LESSEE (the "Commencement Date") at the Designated Point

of Interchange ("DPOI") and shall continue through the date the

Units are returned to AP&L.  Notwithstanding the expiration or earlier termination of this LEASE, the obligations of the LESSEE shall continue in effect with regard to all Units until returned to the possession of AP&L as represented by joint inspection, per

Section IV, Part A.

     LESSEE shall have the right to request one or more

extensions of the LEASE.  Requests for extension must be in

writing and must be received by AP&L prior to the fifth (5th)

working day of the month preceding the month in which the LEASE would otherwise have expired.  Extensions shall be granted at

AP&L's sole discretion and only upon its written consent.



II.  RENT:  (As defined in Schedule A).

     Rent shall commence on the date the Units are accepted by

LESSEE and shall be due each month in advance.  If such payment period is less than one full month, rent shall be payable on a pro rata daily charge, calculated by dividing the monthly rent by

30 and multiplying the result by the number of days in LESSEE's service.  If any Unit(s) is damaged or destroyed while in

LESSEE's service, rent shall continue unless and until AP&L

receives the Settlement Value as defined in Association of

American Railroads ("AAR") Interchange Rule 107.

     All rent shall be paid to AP&L at the address herein

specified or as otherwise specified by AP&L in writing.  Payments are considered made when received.

     On or before the first (1st) working day of each month, AP&L shall render to LESSEE a monthly invoice for the Units.  LESSEE shall pay such invoice within seven (7) working days from receipt of such invoice.  Payments shall be sent by wire transfer to AP&L as follows:  Hibernia National Bank in New Orleans, LA, Account

#812329537, ABA #065000090, unless AP&L advises LESSEE in writing to send payments to another address.  If any rent or other amount required to be paid to AP&L hereunder is not paid within seven

(7) working days from receipt of the invoice, LESSEE shall pay to

AP&L on demand the lesser of 1 1/2 % of such late payment for each month or part thereof from the due date until paid, or, the maximum amount allowed by law.



III. DISCLAIMER OF WARRANTIES:  AP&L makes no warranty, express or implied, as to the condition of the Units, the conformity of the Units to LESSEE's requirements or its supplier's

specifications, and/or the capabilities of any Unit or fitness for any particular purpose.  As to AP&L, LESSEE leases the Units and takes such "AS IS".



IV.  ACCEPTANCE, DELIVERY & RETURN OF UNITS:

     A.   ACCEPTANCE:    Each of the Units shall be subject to

joint inspections upon delivery and return.  Failure to report any defect in the Units in writing at such inspections shall constitute acceptance thereof by the parties hereunder and shall be conclusive evidence of the condition of such Units for the purposes of the LEASE.

     B.   DELIVERY & RETURN:  AP&L agrees to deliver to LESSEE

the Units, all charges prepaid, and LESSEE agrees to accept the

Units, all charges prepaid, at the DPOI, and LESSEE agrees to return the Units to AP&L, all charges prepaid, at the agreed upon place of return, both of which shall be on the AP&L normal route-

of-movement free of any cargo or residue.

     Upon the expiration or termination of this LEASE, or upon

demand therefor by AP&L pursuant to this LEASE, LESSEE, unless otherwise directed, will immediately ship the Units in accordance with the provisions of Section IV hereof, in as good condition as received, normal wear and tear excepted.  LESSEE shall be

responsible for the rent on each Unit until the inspection and acceptance.  Joint inspection shall be performed no later than

(5) five business days after physical receipt of the Units.

     C.   MOVEMENT CHARGES:   LESSEE shall be responsible for the

costs of movement of the Units under Section IV.



V.   APPLICABLE LAW; ENTIRE AGREEMENT; SEVERABILITY:  This LEASE

shall be interpreted, construed and enforced in accordance with the laws of the State of Arkansas. This LEASE constitutes the entire agreement between the parties hereto, and no

representations, oral or written, shall constitute an amendment unless signed in writing by an officer of both parties.

     LESSEE authorizes AP&L to insert on Schedule A of this

LEASE, reporting marks and/or other identification data, or

descriptions of the Units so accepted by joint inspection by the parties hereto and AP&L agrees to promptly provide LESSEE with a copy of such insertion.

     AP&L shall not be liable for any loss of or damage to

commodities, or any part thereof, loaded or shipped in the Units,

and LESSEE agrees to assume financial responsibility for, to indemnify and to save AP&L harmless from any such loss or damage.

     Nothing herein contained shall give or convey to LESSEE any right, title or property interest in and to the Units, except as

LESSEE.



VI.  INSPECTION, MARKING:  LESSEE shall make the Units available for inspection by AP&L's representatives during LESSEE's normal business hours, and shall make LESSEE's log, maintenance and other records pertaining to the Units available for inspection and duplication by AP&L's representatives.  LESSEE shall not modify or stencil any Unit(s) or apply other markings.



VII. USE:  LESSEE agrees that Units will be operated and used exclusively in LESSEE'S business for the transportation of coal within the contiguous boundaries of the U.S.  All Units will be operated by competent and qualified personnel only and in

accordance with applicable operating industry standards and

practices, laws, government regulations and applicable insurance policies.  LESSEE convenants that it shall adhere to all rules and regulations of the Association of American Railroads ("AAR")

and all state and federal regulations for the duration of this

Agreement.



VIII.     MAINTENANCE:  LESSEE shall not misuse or abuse the

Units, and shall at its expense repair or replace the Units to the extent of any misuse or abuse.  If any Unit is damaged or destroyed while under LESSEE's control and possession, the LESSEE shall pay for the repairs of such Unit or pay the "Settlement

Value" as defined in AAR Rule 107.

     AP&L shall maintain the Units during the term of the LEASE as required by AAR Interchange Rules and Federal Railroad

Administration ("FRA") regulations.  AP&L shall be responsible for all maintenance charges and/or costs not the responsibility of LESSEE under the LEASE.



IX.  GENERAL INDEMNITY:  LESSEE shall defend, indemnify and hold

AP&L harmless from and against any and all claims, actions,

damage, obligations, liabilities, liens, and expenses, including but not limited to legal fees incurred by AP&L, arising out of or in connection with LESSEE's use or return of the Units during the term of this lease, regardless of whether any acts, omissions or negligence of AP&L contributed thereto, except when the Units are in the Watco Shop or covered by Watco indemnification or

insurance for the benefit of the AP&L, or in any other shop if prior approval is given by AP&L and that shop provides

indemnification or insurance to AP&L.  LESSEE agrees that, upon written notice by AP&L of the assertion of any claim, action,

damage, obligation, liability or lien, LESSEE shall, at AP&L's request, assume the full responsibility for defense thereof.  If

LESSEE fails to assume the defense of such claim or suit, in addition to AP&L's other rights and remedies, it is agreed that

LESSEE shall be fully and equally bound by any settlement or judgment without further recourse as to all matters which could have been compromised or litigated.



X.   SUBLEASE OR ASSIGNMENT:  LESSEE shall not (a) sublet the

Units, (b) assign, transfer or otherwise dispose of this LEASE,

the Units or any interest therein, or (c) create or suffer any levy, lien, or encumbrance on the Units, or any of them, other than liens or encumbrances created by AP&L.



XI.  ASSIGNMENT BY AP&L:  AP&L shall have the right to assign its interest in this LEASE and the Units; provided, however,

assignment shall be subject to the rights of LESSEE hereunder.

Trustee shall have the right to sell or grant a security interest in and to the Units.



XII. DEFAULT; NO WAIVER:  The LESSEE shall be in default

hereunder upon the occurrence of one or more of the following events:  (a) LESSEE fails to pay when due any rent or other

amount required to be paid by LESSEE hereunder and such failure shall continue for a period of ten (10) days after such due date;

(b) LESSEE fails to perform any other provision hereunder or violates any of the convenants or representations made by LESSEE herein and such failure or breach shall continue unremedied for a period of fifteen (15) days after written notice to LESSEE; or

(c) LESSEE makes an assignment for the benefit of creditors, or a trustee or receiver is appointed for LESSEE or for a substantial part of LESSEE's property, or a petition of bankruptcy is filed by or against LESSEE.  Any failure of AP&L to require strict performance by LESSEE or any waiver by AP&L of any provision in the LEASE shall not be construed as a consent or waiver of any other breach of the same or any other provision.



XIII.     REMEDIES:  If the LESSEE is in default hereunder, AP&L

shall have the right to exercise any one or more of the following

remedies:   (a)  terminate this LEASE with respect to any or all

Unit(s);   (b)  recover from LESSEE all rent and other amounts

then due and to become due hereunder;   (c)  repossess the Units

without demand or notice, and without court order or legal

proceeding;   (d)  terminate LESSEE's right to possession of the

Units, lease the Units, or any of them, to others and recover from LESSEE any deficiencies between the rent provided herein and

that paid by others;   (e)  any other remedy available at law or

in equity, including but not limited to seeking damages, specific performance or an injunction.



XIV. RIGHT OF RECALL:  AP&L shall have the right to recall the

Units from LESSEE's service and request Units to be delivered at a designated point of return; all charges prepaid by LESSEE and

LESSEE shall return Units within 30 days after written request of recall from AP&L.  For any Unit not returned within said 30 days,

subsequent rent for said Units will be increased by 40 percent until said Unit is returned.



XV.  AP&L'S EXPENSES:  Upon termination pursuant to Section XII and/or XIII hereof, or in the event a default shall have

occurred, LESSEE shall pay AP&L all of AP&L's costs and expenses,

including without limitation attorney's fees and expenses,

incurred in moving and/or transporting any Unit from its location to AP&L's normal route of movement and placing it in the

condition required and/or in enforcing any of the terms,

conditions or provisions hereof or in protecting AP&L's rights and interests in and to this LEASE and the Units.



XVI. OWNERSHIP; PERSONAL PROPERTY:  The Units are, and shall at all times remain the property of Trustee; and LESSEE shall have no right, title or interest therein or thereto except as

expressly set forth herein.  The Units are, and shall at all times be and remain, personal property, notwithstanding that any

Unit or any part thereof may now be, or hereafter become in any manner affixed or attached to real property or any improvements thereof.



XVII.     NOTICES; ADMINISTRATION:  Service of all notices under

the LEASE shall be sufficient if delivered personally or by

Registered or Certified mail, postage prepaid, return receipt requested to the addresses shown above, or at such other address as any party may provide in writing from time to time.  Any such notice shall be effective when delivered personally or when

deposited in the United States mail.



XVIII.    BINDING EFFECT:  The parties for themselves, their

heirs, executors, successors, personal representatives and

assigns do hereby agree to full performance of all of the terms and conditions herein.



XIX. AUTHORITY:  AP&L and LESSEE each represents and warrants to the other that the person or persons executing this RAILCAR LEASE

AGREEMENT on behalf of such party is duly authorized to sign and bind that respective party to the terms and conditions of this

RAILCAR LEASE AGREEMENT.



     IN WITNESS WHEREOF, the parties have caused this RAILCAR

LEASE AGREEMENT to be entered into this _____________ day of

_____________________________, 19___, but effective as of the

Commencement Date.

                         LESSOR:  ARKANSAS POWER & LIGHT COMPANY
                                  BY:  ENTERGY SERVICES, INC.

                             By:  ______________________________
                                        Roy A. Giangrosso
                                        Director, Coal Supply


                         LESSEE: _______________________________

                             By: _______________________________

                            Its: _______________________________

                           SCHEDULE A

                         Forming Part of
                 ARKANSAS POWER & LIGHT COMPANY
                   RAILCAR LEASE AGREEMENT NO.

     This is Schedule A to the above RAILCAR LEASE AGREEMENT by and between Arkansas Power & Light Company (AP&L) and
                                           .  The units described
herein shall be subject to the terms and conditions of the
Railcar Lease Agreement and this Schedule during the term of use and for the rental set forth below:
                                                Reporting    Monthly Rental
Number of Units   Type of Units                   Marks        Per Car
---------------  ------------------------------ ----------   --------------
                 4000 cubic foot capacity
                 gondola coal Units, equipped
                 with 100-ton trucks and rotary
                 couplers

Exhibit A, attached and made part of Schedule A, is the Certificate of Acceptance for the specific Units covered by this LEASE.

Designated Point of Interchange (DPOI) is at Coffeyville, Kansas.


The term of use of the Units hereinabove described shall commence as stated in Section I and shall continue until _________________
___________________________, 19___.


     Dated this _______ day of____________________, 19___.


ARKANSAS POWER & LIGHT COMPANY          (LESSEE)
BY:  ENTERGY SERVICES, INC.



By:   _________________________         By:   _________________________
      Roy A. Giangrosso
      Director, Coal Supply


DATE: _________________________         DATE: _________________________

                          Exhibit A to
                 Arkansas Power & Light Company
               Car Leasing Agreement No. ________
                    CERTIFICATE OF ACCEPTANCE

       The undersigned, a duly authorized representative of ________________________________, or Arkansas Power & Light
Company, as may be appropriate, the "Receiving Party", does hereby certify that he has caused to be inspected and, on the date set out below, has accepted on behalf of the Receiving Party the following described cars, which cars are in good order, condition and repair and conform to the terms, provisions, requirements and standards of the certain Car Leasing Agreement No. _____ dated as of _____________, 1995, between Arkansas Power & Light Company and __________.

Equipment Description:  100-ton rotary dump gondolas

  Unit Number           Unit Number             Unit Number

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AUTHORIZED REPRESENTATIVE  OF RECEIVING PARTY:

By:_____________________________     Acceptance Date: ___________________

Title:__________________________     Date:_______________________________

                       ACKNOWLEDGMENT


STATE OF TEXAS

COUNTY OF JEFFERSON

     BEFORE ME, the undersigned, a Notary Public in and for JEFFERSON County, Texas, on this day, personally appeared ROY A. GIANGROSSO, who acknowledged himself to be the DIRECTOR, COAL SUPPLY of ENTERGY SERVICES INC. a corporation, and that he, as such DIRECTOR, COAL SUPPLY, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as ROY A. GIANGROSSO.

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this 31ST day of AUGUST, A.D. 1995.

My Commission Expires:        _____________________________
                              JANET F. TODD
(SEAL)                        NOTARY PUBLIC, STATE OF TEXAS



STATE OF __________________

COUNTY OF ________________

     BEFORE ME,  the undersigned, a _____________________ in
and for ________________ County,   _____________________,
on this day, personally appeared   _____________________, who
acknowledged himself to be the  _____________________
of _____________________   a corporation, and that he,
as such _____________________, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as ________________________ .

     GIVEN UNDER MY HAND AND SEAL OF OFFICE, this ______ day of _____________, A.D. 19____.


My Commission Expires:  ____________________

(SEAL)                  ____________________